Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

To,

Atlas Critical Minerals Corporation (ATCX)

USA

We consent to the inclusion of our following audit reports dated August 03, 2024, relating to financial statements CY2023 of Apollo Resources Corporation (“Apollo”) (the “Company”) of an Independent Registered Public Accounting Firm in this annual report of Atlas Critical Minerals Corporation (ATCX) on Form 20-F, as issued for CY 2024.

/s/Pipara & Co LLP

For, Pipara & Co LLP (6841)

Place: Ahmedabad, India

Date: February 27, 2025

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi- 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com